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                                                                    Exhibit 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated April 8, 1996 with respect to the consolidated financial statements of RSA Data Security, Inc. (not presented separately herein) in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-34241) of Security Dynamics Technologies, Inc. for the registration of 396,387 shares of its common stock.




                                                      Ernst & Young LLP

Palo Alto, California
December 15, 1997